                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

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                           DIGITAL SOLUTIONS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                           Louis Monari, Secretary
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      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

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                             DIGITAL SOLUTIONS, INC.
                                4041 Hadley Road
                       South Plainfleld, New Jersey 07080


                                    NOTICE OF
                         ANNUAL MEETING OF SHAREHOLDERS

                          To Be Held on March 19, 1997

To the Shareholders of
DIGITAL SOLUTIONS, INC.

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of DIGITAL SOLUTIONS, INC. (the "Corporation") will be held at the Somerset Marriott, 110 Davidson Avenue, Somerset, New Jersey 08873 on March 19, 1997 at 11:00 AM New Jersey Time, for the following purposes:

1. To elect six directors to the Board of Directors of the Corporation.

2. To transact such other business as may properly be brought before the Meeting or any adjournment thereof.

         The close of business on February 14, 1997 has been fixed as the record date for the determination of shareholders entitled to notice of' and to vote at, the Meeting and any adjournment thereof.

         You are cordially invited to attend the Meeting. Whether or not you plan to attend, please complete, date and sign the accompanying proxy and return it promptly in the enclosed envelope to assure that your shares are represented at the Meeting. If you do attend, you may revoke any prior proxy and vote your shares in person if you wish to do so. Any prior proxy will automatically be revoked if you execute the accompanying proxy or if you notify the Secretary of the Corporation, in writing, prior to the Annual Meeting of Shareholders.

By Order of the Board of Directors
Louis J. Monari
Secretary

Dated:    February 17, 1997





WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                             DIGITAL SOLUTIONS, INC.
                                4041 Hadley Road
                       South Plainfield, New Jersey 07080

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MARCH 19, 1997

         This proxy statement and the accompanying form of proxy have been mailed to the shareholders of record on February 14, 1997 (the "record date") of DIGITAL SOLUTIONS, INC., a New Jersey corporation (the "Corporation") in connection with the solicitation of proxies by the Board of Directors of the Corporation for use at the Annual Meeting of shareholders to be held on March 19, 1997 at 11:00 a.m. and at any adjournment thereof.

SOLICITATION, VOTING AND REVOCABILITY OF PROXY

         Shares of the Corporation's common stock par value $.001 per share represented by an effective proxy in the accompanying form will, unless contrary instructions are specified in the proxy, be voted FOR the election of the six persons nominated by the Board of Directors. Each share of common stock is entitled to one vote. Voting is on a noncumulative basis.

         Any proxy may be revoked at any time before it is voted. A shareholder may revoke a proxy by submitting a proxy bearing a later date or by notifying the Secretary of the Corporation either in writing prior to the Annual Meeting or in person at the Annual Meeting. Revocation is effective only upon receipt of such notice by the Secretary. Election of directors is by plurality vote, with the six nominees receiving the highest vote totals to be elected as directors of the Corporation. Accordingly, abstentions and broker non-votes will not affect the outcome of the election of directors. Abstentions and non-votes will, however, be considered as votes represented at the Annual Meeting solely for quorum purposes.

         The Corporation will bear the cost of the solicitation of proxies by the Board of Directors. The Board of Directors may use the services of its executive officers and certain directors to solicit proxies from shareholders in person and by mail, telegram and telephone. Arrangements may also be made with brokers, fiduciaries, custodians, and nominees to send proxies, proxy statements and other material to the beneficial owners of the Corporation's common stock held of record by such persons, and the Corporation may reimburse them for reasonable out-of-pocket expenses incurred by them in so doing.

         The annual report to shareholders for the fiscal year ended September 30, 1996, including financial statements, accompanies this proxy statement.

         The principal executive offices of the Corporation are located at 4041 Hadley Road, South Plainfield, New Jersey 07080; the Corporation's telephone number is (908) 561-1200.

INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors of the Corporation has selected Arthur Andersen LLP., Certified Public Accountants, as independent accountants of the Corporation for the fiscal year ending September 30, 1997. Shareholders are not being asked to approve such selection because such approval is not required. The audit services provided by Arthur Andersen, LLP. consist of examination of financial statements, review of filings with the Securities and Exchange Commission, and consultation in regard to various accounting matters. Representatives of Arthur Andersen, LLP. are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

VOTING SECURITIES AND SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The securities entitled to vote at the Annual Meeting are the Corporation's common stock, $.001 par value. Each share of common stock entitles its holder to one vote on each matter submitted to shareholders. The close of business on February 14, 1997 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and any adjournment thereof. As of February 14, 1997, 19,091,187 shares of common stock were issued and outstanding. Voting of the shares of common stock is on a noncumulative basis.

         The following table sets forth certain information as of January 9, 1997 with respect to (i) each director and officer of the Company (ii) the persons (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) known by the Company to be the beneficial owner of more than five percent of any class of the Company's voting securities and
(iii) officers and directors as a group.


                                         NUMBER OF SHARES             PERCENT OF COMPANY'S
NAME OF SHAREHOLDER                      PRESENTLY OWNED(1)           OUTSTANDING STOCK
Kenneth P. Brice(2)                      63,334                       *
c/o Digital Solutions, Inc.
4041 Hadley Road
South Plainfield, NJ 07080
Karl W. Dieckmann(3)                     249,493                      1.3%
c/o Digital Solutions, Inc.
4041 Hadley Road
South Plainfield, NJ 07080
George J. Eklund(4)                      243,334                      1.3%
c/o Digital Solutions, Inc.
4041 Hadley Road
South Plainfield, NJ 07080
Senator John H. Ewing(5)                 76,000                       *
76 Claremont Road
Bernardsville, NJ 07924
Alfred C. Koeppe(6)                      0                            *
c/o PSE&G
80 Park Plaza
T-4B
Newark, NJ 07102
William J. Marino(7)                     51,667                       *
c/o Blue Cross/Blue Shield
      of New Jersey
3 Penn Plaza East
Newark, NJ 07105
Louis J. Monari(8)                       61,000                       *
c/o Digital Solutions, Inc.
4041 Hadley Road
South Plainfield, NJ 07030

Steven B. Sands(9)                                      13,731                       *
c/o Sands Brothers & Co.
90 Park Avenue
New York, NY 10016
Raymond J. Skiptunis                                    177,783                      1.0%
c/o Digital Solutions, Inc.
4041 Hadley Road
South Plainfield, NJ 07080
All officers and directors as a group                   936,342                      4.9%
(9) persons (2,3,4,5,6,7,8,9)

-------------------
*        Less than 1 percent.

(1) Ownership consists of sole voting and investment power except as otherwise noted.

(2) Includes options to purchase 50,000 shares of the Company's common stock, and excludes unvested options to purchase 25,000 shares of common stock. Mr. Brice resigned as Chief Financial Officer of the Company in January, 1997.

(3) Includes options to purchase 5,000 shares of the Company's common stock, and warrants to purchase 10,000 shares of common stock, and excludes unvested options to purchase 5,000 shares of common stock.

(4) Includes options to purchase 200,000 shares of the Company's common stock, and excludes unvested options to purchase 300,000 shares of common stock.

(5) Includes options to purchase 30,000 shares of common stock, and excludes unvested options to purchase 5,000 shares of common stock.

(6)      Does not include unvested options to purchase 6,250 shares.

(7) Includes options to purchase 5,000 shares of the Company's common stock, and excludes unvested options to purchase 5,000 shares.

(8) Includes options to purchase 30,000 shares of common stock, and excludes unvested options to purchase 20,000 shares of common stock.

(9) Includes options to purchase 5,000 shares of common stock, and excludes unvested options to purchase 5,000 shares of common stock.


CERTAIN REPORTS

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation's directors and officers, and persons who own, directly or indirectly, more than 10% of a registered class of the Corporation's equity securities, to file with the Securities and Exchange Commission (SEC) reports of ownership and reports of changes in ownership of common stock and other equity securities of the Corporation. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Corporation with copies of all Section 16(a) forms that they file. Based solely on review of the copies of such reports received by the Corporation, the Corporation believes that all Section 16(a) filing requirements applicable to officers, directors and 10% shareholders were complied with during the 1996 fiscal year.

I.  ELECTION OF DIRECTORS

         A board of six directors is proposed to be elected at the Annual Meeting of shareholders to hold office for a term of one year and until their respective successors shall have been duly elected and shall have qualified. The affirmative vote of a plurality of the outstanding shares of common stock voting thereon at the Annual Meeting of shareholders is required to elect the directors. All proxies received by the Board of Directors from holders of the common stock will be voted for the election as directors of the nominees listed below if no direction to the contrary is given. In the event any nominee is unable to serve, the proxy solicited hereby may be voted, in the discretion of the proxies, for the election of another person in his stead. The Board of Directors knows of no reason to anticipate that this will occur.

         The following tables set forth certain information as of February 14, 1997 with respect to the nominees for election as directors of the Corporation.

                           POSITION WITH CORPORATION:                           DIRECTOR CONTINUOUSLY
NAME                       PRINCIPAL OCCUPATION; AND AGE                        SINCE


Karl W. Dieckmann          Chairman of the Board of Directors; 68               1990

George J. Eklund           Director, President and Chief Executive              1995
                            Officer; 53

Senator John H. Ewing      Director; New Jersey State Senator; 76               1990

Alfred C. Koeppe           Director; Senior Vice President, PSE&G               1996
                           Company; 50

William J. Marino          Director; Chief Executive Officer,                   1995
                           Blue Cross Blue Shield of New
                           Jersey; 53

Steven B. Sands            Director; 37                                         1994

         Each director is elected for a period of one year at the Company's annual meeting of shareholders and will serve until his successor is duly elected by the shareholders. Officers serve at the will of the Board of Directors.

         Karl W. Dieckmann, Director of the Company since April, 1990, has been Chairman of the Board since November, 1991. From 1980 to 1988, Mr. Dieckmann was the Executive Vice President of Science Management Corporation and managed the Engineering, Technology and Management Services Groups. From 1948 to 1980, Mr. Dieckmann was employed by the Allied Corporation (now Allied Signal Corporation) in various capacities including President, Semet Solvay Division; Executive Vice President, Industrial Chemicals Division; Vice President Technical -- Fibers Division; Group General Manager -- Fabricated Products Division; and General Manager -- Plastics Division, as well as various positions with the Chemicals Division.

         George J. Eklund was President and Chief Operating Officer of the Company since September 21, 1994, and has been President and Chief Executive Officer from March 12, 1996. From 1992 to 1994, Mr. Eklund was President of the Human Resource Information Services division of Fiserv, Inc., which provides outsourcing services to the financial services industry. From 1977 to 1992, Mr. Eklund was employed by ADP (Automatic Data Processing) in various positions eventually serving as Corporate Vice President and Eastern Division President. His eastern division served the northeast area of the country.

         Louis J. Monari is Vice-President of DSI Staff ConnXions NE and Corporate Secretary. His experience includes 16 years with Nabisco Brands in human resources positions based in manufacturing, research and development and corporate headquarters. This includes 7 years in Nabisco's international division. Prior to joining DSI, he was with Goodrich and Sherwood, a major human resources consulting firm headquartered in New York City. From 1988-1993, he served as co-Founder and President of Holgate Associates, Inc., a human resources consulting firm.

         Senator John H. Ewing, has been a Director of the Company since April, 1990. Senator Ewing has been a State Senator for the state of New Jersey from 1978 to the present. From 1968 to 1977, Senator Ewing was a New Jersey State Assemblyman. From 1940 to 1968, he was employed by Abercrombie and Fitch Co., New York City, and eventually rose to the position of Chairman of the Board. Senator Ewing is also currently Chairman of the New Jersey Senate Education Committee.

         Alfred C. Koeppe joined the Board of Directors in August, 1996. From October, 1995 to the present, Mr. Koeppe has served as the Senior Vice President of Corporate Services & External Affairs of Public Service Electric and Gas Company. A graduate of Rutgers University and Seton Hall Law School. In 1975, he served as clerk for U.S. District Judge Vincent Biunno and has served as a trial attorney for the NJ Department of the Public Defender, the American Electric Power Company in NY, and with AT & T in the Department of Justice antitrust case. He was elected President and CEO of New Jersey Bell on February 1, 1993. He holds memberships in various associations, among them the NJ, American and Essex County Bar and the Board of Governors of the National Conference of Christians and Jews .

         William J. Marino, President and Chief Executive Officer of Blue Cross/Blue Shield of New Jersey, joined the Board of Directors in October, 1995. He joined Blue Cross/Blue Shield in 1992 and was named to his present post in 1994. From 1968 to 1991, Mr. Marino held a variety of sales, marketing and management positions with the Prudential Insurance Company of America. He is Chairman of the Board of Trustees of the United Way of Essex and West Hudson
(NJ) and is Chairman of the Board of Directors and Executive Committee of the Regional Business Partnership, and a Trustee of the New Jersey Network Foundation, St. Peter's College and the Newark Museum.

         Steven B. Sands was elected to the Board of Directors in April, 1994. Mr. Sands has been engaged in the investment banking business since 1980. From 1987 to 1990, Mr. Sands was employed at Rodman & Renshaw, New York, NY, an investment banking firm. Since 1990, Mr. Sands has been co-Chairman and Chief Executive Officer of Sands Brothers & Co., Ltd., an investment banking firm. Mr. Sands is a director of Semi-Conductor Packaging Materials Co. (semi-conductor components manufacturer), Air Methods Corporation (emergency air medical transport), The National Registry Inc. (fingerprint database technology), Financing for Science International, Inc. (leasing of health care related equipment), The Village Green Bookstore, Inc. (bookstore owner and operator), Command Security Corp. (security guards) and Wholesale Cellular USA Inc. (cellular telephone distributor), each a publicly-held company.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

         The Board of Directors has three committees: Audit, Compensation and Nominating Committees. During fiscal year 1996, the Board of Directors held seven meetings. The Audit Committee met on one occasion and the Nominating Committee met on two occasions. The Compensation Committee met on two occasions. No member of the Board nor any member of any Board Committee failed to attend less than 75% of the meetings of the Board or such Committee.

COMMITTEES OF THE BOARD

         Audit Committee. The members of the Audit Committee are John E. Ewing, Karl W. Dieckmann and Steven B. Sands. The Audit Committee acts to: (i) acquire a complete understanding of the Corporation's audit functions; (ii) review with management the finances, financial condition and interim financial statements of the Corporation; (iii) review with the Corporation's independent auditors the year-end financial statements; and (iv) review implementation with the independent auditors and management any action recommended by the independent auditors.

         Compensation Committee. The members of the Compensation Committee are Karl W. Dieckmann, John H. Ewing, and William J. Marino. The Compensation Committee functions include administration of the Corporation's 1992 Employee Stock Option Plan and Non-Executive Director Stock Option Plan and negotiation and review of all employment agreements of executive officers of the Corporation.

         Nominating Committee. The members of the Nominating Committee are Karl
W. Dieckmann, George J. Eklund, and William J. Marino. The Nominating Committee functions include the review of all candidates for a position on the Board of Directors including existing directors for renomination and reports its findings with recommendations to the Board. The Nominating Committee solicits candidates on behalf of the Company to fill any vacancy on the Board. The Nominating Committee performs such other duties and assignments as directed by the Chairman or the Board but shall have no power to add or remove a director without the approval of the Board.


EXECUTIVE COMPENSATION

         The following provides certain summary information concerning compensation paid or accrued by the Company during the years ended September 30, 1996, 1995 and 1994 to the Company's Chief Executive Officer and each of the executive officers of the Company who received in excess of $100,000 in compensation.

                                                ANNUAL COMPENSATION

                                                      LONG TERM COMPENSATION AWARDS
NAME AND
PRINCIPAL POSITION                     YEAR
                                                      SALARY             BONUS                    OPTIONS/SAR'S
Raymond J. Skiptunis (2)               1996           $214,061           $0                       0
                                       1995           $193,542           $15,000                  0
                                       1994           $167,003           $0                       300,000
George J. Eklund (3)                   1996           $207,924           $100,000                 300,000
 Chief Executive Officer               1995           $181,866           $50,000                  0
Kenneth P. Brice (4)                   1996           $120,000           0                        0
 Chief Financial Officer               1995           $68,077            $20,000                  75,000
Louis J. Monari                        1996           $91,539            (1)                      30,000
 Vice President                        1995           $90,538            $15,000                  0
                                       1994           $71,948            0                        20,000

--------------------

(1)      1996 Bonus to be determined.

(2) Mr. Skiptunis was replaced as Chief Executive Officer by Mr. Eklund in March 1996.

(3) Mr. Eklund's employment with the Company commenced on September 19, 1994. He assumed the position of Chief Executive Officer in March 1996.

(4)      Mr. Kenneth Brice resigned as Chief Financial Officer in January, 1997.

         The Corporation provides normal and customary life and health insurance benefits to all of its employees including executive officers. The Corporation has no retirement or pension plan, other than the Company's 401(k) Savings Plan which is voluntary.

OPTION/SAR GRANTS IN LAST FISCAL YEAR



                                                      PERCENTAGE OF
                                NO. OF SECURITIES     TOTAL OPTIONS
                                UNDERLYING            GRANTED IN            EXERCISE OR BASE
                                OPTIONS GRANTED       FISCAL YEAR           PRICE PER SHARE       EXPIRATION DATE
NAME
GEORGE J. EKLUND                300,000               59%                   $3.50                 3/12/2001
LOUIS J. MONARI                  30,000                6%                   $1.5625               12/20/2000

AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR
VALUES

         The following table sets forth information with respect to the named executive officers concerning exercise of stock options and SARs during the last fiscal year and the value of unexercised options and SARS held as of the year ended September 30, 1996.

                                                              NUMBER OF SECURITIES
                                                              UNDERLYING                         VALUE OF UNEXERCISED
                                                              UNEXERCISED                        IN-THE-MONEY OPTIONS
                           SHARES                             OPTIONS/SARS                       AS OF SEPTEMBER 30,
                           ACQUIRED                           SEPTEMBER 30, 1996                 1996
                           ON               VALUE             EXERCISABLE/                       EXERCISABLE/
NAME                       EXERCISE         REALIZED          UNEXERCISABLE                      UNEXERCISABLE(1)

Raymond J. Skiptunis       177,783          844,469           0                                  0
George J. Eklund           0                0                 200,000/300,000                    $712,500/$768,750
Kenneth P. Brice           0                0                 42,500/22,500                      $160,156/$125,790
Louis Monari               0                0                 30,000/20,000                      $81,250/$120,250

----------------------------

(1) Based upon a closing bid price of the Common Stock at $6.0625 per share on September 30, 1996.


COMPENSATION OF DIRECTORS

         Directors who are employees of the Company are not compensated for services in such capacity. Non- employee directors receive $400 for each meeting attended and $250 for each meeting attended. Non- employee directors are also eligible to participate in the Non-Executive Director Option Plan, as discussed below.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

         Karl W. Dieckmann, John H. Ewing and Steven B. Sands served on the Company's Compensation Committee during the last fiscal year. See "Certain Relationships and Related Transactions" for transactions between the Company and members of the Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE

         The Compensation Committee of the Board of Directors was comprised during fiscal year 1996 of Karl W. Dieckmann, Steven B. Sands and Senator John
H. Ewing. The Compensation Committee determines the compensation of the Company's chief executive officer. The chief executive officer determines the compensation of all other executive officers. The Company's executive compensation policies are aimed to attract, retain and motivate key employees while making sure that a relationship exists between executive compensation and the creation of shareholder value. Accordingly, the Company's policy on compensation for its executive officers is to combine annual base salaries and incentive stock options in accordance with the Company's 1990 Senior Management Incentive Plan (the "Management Plan").

         In fiscal year 1996, the annual base salary of Mr. Eklund, the Company's Chief Executive Officer, was increased to $210,000 upon Mr. Eklund's assuming the position of Chief Executive Officer in March, 1996. The Committee authorized a bonus to the chief executive officer in the amount of $100,000 for the fiscal year 1996, which was paid in shares of the Company's Common Stock.

         The Committee believes that any increases in the compensation of the Company's chief executive officer, not otherwise provided in his employment agreement, will be based on combined and individual performance, experience, level of responsibility and anticipated future performances, competitive with the pay practices of similarly situated companies and in accordance with the Company's increase in performance from the previous fiscal year.

         The Company issues stock options in order to provide management with an opportunity to acquire a proprietary interest in the Company as an incentive for future performance. The stock options granted are exercisable, pursuant to vesting periods, for a period of time, at the market price of the Company's common stock on the date of the grant. Therefore, there is no benefit to management upon receipt of stock options unless the Company's stock price performs favorably. Awards under the stock option plan are intended to provide incentives for management to enhance long term corporate performance, as reflected in stock price appreciation, thereby increasing stockholder value.

         The Company believes that the combination of base salary with equity based compensation links management's interests with that of the Company's stockholders.

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

         Set forth herein is a line graph comparing the total returns (assuming reinvestment of dividends) of the Company's common stock, the Dow Jones Industrial Average, and an industry composite consisting of a group of two peer issuers selected in good faith by the Company. The Company's common stock is listed for trading in the Nasdaq SmallCap market and is traded under the symbol "DGSI".

DIGITAL SOLUTIONS, INC.

                   1991     1992     1993     1994     1995     1996
                   ----     ----     ----     ----     ----     ----
Industry           100      150      169.98   192.3    310.96   448.03
Dow                100       97.17   101.94    98.09   136.87   130.07
DSI                100      150      216.67   333.33   212.5    458.33


NOTES
(1) Assumes that the value of the investment in the Company's Common Stock and each index was $100 on September 30, 1991 and that dividends were reinvested at years ended September 30.

(2) Industry composite includes Paycheck and Automatic Data Processing. The industry composite has been determined in good faith by management to represent entities which compete with the Company in certain of its significant business segments. Management does not believe that there are any publicly held entities which compete with all of the Company's business segments.


EMPLOYMENT AGREEMENTS

          Effective March 12, 1996, the Company entered into a new employment agreement with Mr. Eklund for a three year term. The employment agreement provides for (i) annual compensation of $210,000 for the first year of the agreement increasing at the discretion of the Company; (ii) a bonus in accordance with a plan to be established by the Company; (iii) the award of stock options to purchase 300,000 shares of the Company's common stock, subject to vesting requirements; (iv) certain insurance and severance benefits; and (v) a $700 per month automobile allowance.

         In the event of a "change of control" of the Company, all options granted to Mr. Eklund will vest immediately. Under the employment agreement, a "change of control" is defined to mean; (a) any consolidation or merger of the Company, the result of which the Company is not the surviving company; (b) any sale, lease or exchange of all, or substantially all, of the assets of the Company; (c) any plan or proposal for the liquidation or dissolution of the Company which is approved by the Company's shareholders; (d) any person becomes the beneficial owner of 20% or more of the company's outstanding common stock; or (e) during any period of two consecutive years, individuals who at the beginning of the term constituted the Board of Directors cease to constitute a majority thereof, unless the election of each new director was approved by a vote of at least two-thirds of the directors then still in office.


1990 STOCK OPTION PLANS

         In April, 1990, the Board of Directors adopted the 1990 Employees Stock Option Plan (the "1990 Plan") which was approved by shareholders in August, 1990. The 1990 Plan provides for the grant of options to purchase up to 1,000,000 shares of the Company's common stock. Under the terms of the 1990 Plan, options granted thereunder may be designated as options which qualify for incentive stock option treatment ("ISOs") under Section 422A of the Code, or options which do not so qualify ("Non-ISO's").

         The 1990 Plan is administered by a Stock Option Committee designated by the Board of Directors. The Stock Option Committee has the discretion to determine the eligible employees to whom, and the times and the price at which, options will be granted; whether such options shall be ISOs or Non-ISOs; the periods during which each option will be exercisable; and the number of shares subject to each option. The Committee has full authority to interpret the 1990 Plan and to establish and amend rules and regulations relating thereto.

         Under the 1990 Plan, the exercise price of an option designated as an ISO shall not be less than the fair market value of the common stock on the date the option is granted. However, in the event an option designated as an ISO is granted to a ten percent (10%) shareholder (as defined in the 1988 Plan), such exercise price shall be at least 110% of such fair market value. Exercise prices of Non-ISO options may be less than such fair market value.

         The aggregate fair market value of shares subject to options granted to a participant, which are designated as ISOs and which become exercisable in any calendar year, shall not exceed $100,000.

         The Stock Option Committee may, in its sole discretion, grant bonuses or authorize loans to or guarantee loans obtained by an optionee to enable such optionee to pay any taxes that may arise in connection with the exercise or cancellation of an option.

         Unless sooner terminated, the 1990 Plan will expire in April 2000.

         In April 1990, the Board of Directors adopted the Non-Executive Director Stock Option Plan (the "Director Plan") which was approved by shareholders in August, 1990 and amended in March 1996. The Director Plan provides for issuance of a maximum of 500,000 shares of common stock upon the exercise of stock options arising under the Director Plan. Options may be granted under the Director Plan until April, 2000 to: (i) non-executive directors as defined and, (ii) members of any advisory board established by the Company who are not full-time employees of the Company or any of its subsidiaries. The Director Plan provides that each non-executive director is automatically granted an option to purchase 5,000 shares upon joining the Board and each September lst, pro rata, based on the time the director has served in such capacity during the previous year. Similarly, each eligible director of an advisory board will receive on each September lst an option to purchase 5,000 shares of the Company's common stock each September lst. The Director Plan also provides that directors, upon joining the Board, and for one (1) year thereafter, will be entitled to purchase restricted stock from the Company at a price equal to 80% of the closing bid price on the date of purchase up to an aggregate purchase price of $50,000.

         The exercise price for options granted under the Director Plan shall be 100% of the fair market value of the common stock on the date of grant. Until otherwise provided in the Stock Option Plan, the exercise price of options granted under the Director Plan must be paid at the time of exercise, either in cash, by delivery of shares of common stock of the Company or by a combination of each. The term of each option commences on the date it is granted and unless terminated sooner as provided in the Director Plan, expires five (5) years from the date of grant. The Director Plan shall be administered by a committee of the Board of Directors composed of not fewer than three persons who are officers of the Company (the "Committee"). The Committee has no discretion to determine which non-executive director or advisory board member will receive options or the number of shares subject to the option, the term of the option or the exercisability of the option. However, the Committee will make all determinations of the interpretation of the Director Plan. Options granted under the Director Plan are not qualified for incentive stock option treatment.

         In April 1990, the Board of Directors adopted and in August, 1990, the Company's shareholders approved the Senior Management Incentive Plan (the "Management Plan") for use in connection with the issuance of stock, options and other stock purchase rights to executive officers and other key employees and consultants who render significant services to the Company and its subsidiaries. It is contemplated that only those executive management employees (generally the Chairman of the Board, Chief Executive Officer, Chief Operating Officer, President and Vice Presidents of the Company or Presidents of the Company's subsidiaries) who perform services of special importance to the Company will be eligible to participate under the Management Plan. A total of 5,000,000 shares of common stock will be reserved for issuance under the Management Plan. Awards made under the Management Plan will be subject to three-(3) year vesting periods, although the vesting periods are subject to the discretion of the Administrator.

         Unless otherwise indicated, the Management Plan is to be administered by the Board of Directors or a committee of the Board, if one is appointed for this purpose (the Board or such committee, as the case may be, shall be referred to in the following description as the "Administrator"). The Management Plan generally provides that, unless the Administrator determines otherwise, each option or right granted under a plan shall become exercisable in full upon certain "change of control" events as described in the Management Plan. If any change is made in the stock subject to the Management Plan, or subject to any right or option granted under the Management Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Administrator will make appropriate adjustments to such plans and the classes, number of shares and price per share of stock subject to outstanding rights or options. The Management Plan permits awards until April, 2000.

         Directors who are not otherwise employed by the Company will not be eligible for participation in the Management Plan.

         The Management Plan provides four types of awards: stock options, incentive stock rights, stock appreciation rights (including limited stock appreciation rights) and restricted stock purchase agreements, as described below.

         Options granted under the Management Plan may be either incentive stock options ("ISOs") or options which do not qualify as ISOs ("non-ISOs") similar to the options granted under the 1990 Plan.

         Incentive stock rights consist of incentive stock units equivalent to one share of common stock in consideration for services performed for the Company. If the employment or consulting services of the holder with the Company terminate prior to the end of the incentive period relating to the units awarded, the rights shall thereupon be null and void, except that if termination is caused by death or permanent disability, the holder or the holder's heirs, as the case may be, shall be entitled to receive a pro-rata portion of the shares represented by the units, based upon that portion of the incentive period which shall have elapsed prior to the death or disability.

         Restricted stock purchase agreements provide for the sale by the Company of shares of common stock at a price to be determined by the Board of Directors, which shares shall be subject to restrictions on disposition for a stated period during which the purchaser must continue employment with the Company in order to retain the shares. Payment can be made in cash, a promissory note or a combination of both. If termination of employment occurs for any reason within six months after the date of purchase, or for any reason other than death or by retirement with the consent of the Company after the six month period, but prior to the time that the restrictions on disposition lapse, the Company shall have the option to reacquire the shares at the original purchase price.

         Restricted shares awarded under the Management Plan will be subject to a period of time designated by the Administrator (the "restricted period") during which the recipient must continue to render services to the Company before the restricted shares will become vested. The Administrator may also impose other restrictions, terms and conditions that must be fulfilled before the restricted shares may vest.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         For information concerning employment agreements with and compensation of the Corporation's executive officers and directors, see "Executive Compensation."


SHAREHOLDER PROPOSALS

          Proposals of shareholders intended to be presented at the Corporation's l998 Annual Meeting of Stockholders must be received by the Corporation on or prior to November 20, 1997 to be eligible for inclusion in the Corporation's proxy statement and form of proxy to be used in connection with the l998 Annual Meeting of Shareholders.


                              FINANCIAL INFORMATION

          A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM l0-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1996 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT THE ACCOMPANYING EXHIBITS TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST THEREFOR SENT TO LOUIS J. MONARI, SECRETARY, DIGITAL SOLUTIONS, INC., 4041 HADLEY ROAD, SOUTH PLAINFIELD, NEW JERSEY 07080. Each such request must set forth a good faith representation that as of February 14, 1997, the person making the request was the beneficial owner of common stock of the Corporation entitled to vote at the Annual Meeting of Shareholders.

                               II. OTHER BUSINESS

         As of the date of this Proxy Statement, the only business which the Board of Directors intends to present, and knows that others will present, at the Annual Meeting is that herein above set forth. If any other matter or matters are properly brought before the Annual Meeting, or any adjournments thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their judgment.

                                     By Order of the Board of Directors


                                     Louis J. Monari
February 17, 1997                    Secretary


         WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF IT IS MAILED IN THE UNITED STATES OF AMERICA.

                             DIGITAL SOLUTIONS, INC.
                 Annual Meeting of Shareholders - March 19, 1997

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Karl W. Dieckmann and George J Eklund, and each of them, proxies, with full power of substitution. to vote all shares of common stock of Digital Solutions, Inc owned by the undersigned at the annual meeting of shareholders of Digital Solutions, Inc. to he held on March 19, 1997 and at any adjournments thereof, hereby revoking any proxy heretofore given.
The undersigned instructs such proxies to vote:

I.  Election of Directors

    / / For all nominees listed below             / / Withhold authority

(except as marked to the contrary below)   to vote for all nominees listed below

(Instruction: To withhold authority for any individual nominee, strike a line through the nominee's name in the list below.)

         Karl W. Dieckmann Senator John Ewing William J. Marino George J. Eklund Alfred C. Koeppe Steven B. Sands


                                    (Continued and to be signed on reverse side)
and to vote upon any other business as may properly become before the meeting or any adjournment thereof, all as described in the proxy statement dated February 17, 1997 receipt of which is hereby acknowledged.

Either of the proxies or their respective substitutes. who shall be present and acting shall have and may exercise all the powers hereby granted. The shares represented by this proxy will be voted FOR the election of six directors unless contrary instructions are given. Said proxies will use their discretion with respect to any other matters which properly come before the meeting.


                           Date_________________________________________________


                           Signed_______________________________________________

                           (Please date and sign exactly as accounts. Each joint owner should sign. Executors, administrators, trustees, etc. should also so indicate when signing.)


                           The proxy is solicited on behalf of the Board of Directors. Please sign and return in the enclosed envelope.